Exhibit 10.4(i)
Land Contracted Circulation Agreement

Party A: Xiamen Sanxiushan Vegetable Professional Cooperative, Representative: Guo Yongyuan
Party B: Xiamen Xinyixiang Catering Distribution Co., Ltd.
Witness: Tong’an District Zhuba Overseas Chinese Farm New Village Administration Zone, Xiamen City

With a view to enhancing mutual growth of the Parties, and promoting the Cooperative’s capacity in the supply of lands and products and cooperation projects, this Agreement is signed by and between the Parties for the purpose of increasing common interests through cooperation to develop to the full their respective strengths.

The Parties reach agreement on the intent and mode of cooperation, stipulated as follows.

I. Area, location and grade of land subcontracted
Party A shall subcontract the Eight Hundred mu (800 mu is equivalent of 131.8 acres) of one connected piece of land it contracted (hereinafter the Project land) to Party B for exported vegetable growth and quality variety fostering bases, the land being at the Mount Fengli, Zhuba Overseas Chinese Farm, east to Zhuba Village, west to the highway, south to the wind prevention forest, and north to the Longan forest. The ownership of the land contracted belongs to the collective unit, while Party B only has the land use right and may not trade, lease or idle away the land, or use such for housing construction.

II. Period of subcontracting
The period of subcontracting shall be ten (10) year commencing July 1st 2009 and ending  June 30th 2019. In the event the actual date of land handover is later than the date above specified, the ending date shall be postponed accordingly.

III. Charges for subcontracting and mode of payment
During the valid period of subcontracting, the charges for subcontracting shall be RMB  650  (renminbi  SIX HUNDRED AND FIFTY yuan only)/mu/year. The charges shall be payable by year in a lump sum, namely, a payment of RMB  520,000 (renminbi  FIVE HUNDRED AND TWENTY THOUSAND yuan only) shall be payable on the July 1st each year. In the event Party B fails to pay such on schedule, it shall bear the bank interests upon the charges delayed in addition to charges agreed. Where the subcontracting charges are delayed in excess of three (3) months, the Agreement is regarded to be terminated, and Party B shall be liable for all losses caused for production suspension of the Project land.

IV. Rights and obligations of Party A
1. Party A shall guarantee its eligibility to sign the Agreement, and its right to circulate by subcontract the aforementioned land to Party B for agreed use as plantation bases, or Party A shall have handled all necessary formalities (if any such).

Also agreed: In the event the subcontracted land is withdrawn by request of the collective unit or the local farmers, Party A shall guarantee to, on the condition of not impairing normal planting planned of Party B, notify Party B one production season in advance, and allocate another land with equal area in the same region for continued operation and use by Party B.

2. During the subcontract period, Party A shall ensure that, the Project land shall qualify the tests and reviews relevant state authorities carry out on Non-polluting Plantation Land, and can be granted relevant certificates and accreditations, and Party A shall provide evidences for the Project land as Non-Polluting Agricultural Production Base of Xiamen City for filing of Party B.

3. During the subcontract period, where Party B requests for the purpose of planting, Party A shall conduct upon authorization of Party B the planting management over the subcontracted land (including but not limited to assign workers for planting, irrigation, disinfestation, cultivation, seedling growing, cultivating, manure application, harvesting, packaging and insect dispelling, however, Party B shall bear related costs and expenses), and Party A shall ensure earnest assistance to Party B in solving problems concerning planting management during the subcontracting. Party A may assist Party B in the arrangement of planting on the land of origin as well as the purchase of vegetables from Cooperative’s member households for supply to Party B, while the Parties shall negotiate additionally on the varieties and quantities.

4. During the subcontract period, Party A shall ensure, based on current infrastructure conditions, good environment and conditions for planting, such inclusive of ensuring drainage and irrigation facilities, and conveniences of water and power supply, coordinating in possible disputes, and resolutely attacking on thefts and destroying actions which may impair the development of Project, so to ensure the smooth growth on the Project land.

5. During the subcontract period, where there is any theft or destroying event, Party A shall actively coordinate with Party B in investigation and punishment, so to ensure double indemnity for all losses caused.

V. Rights and obligations of Party B
1. Party B shall pay the full amounts of subcontract charges as scheduled and agreed.

2. Party B is entitled to authorize Party A for aforementioned planting management over the Project land. And Party B shall bear all production costs on the Project land.

3. Upon maturity of the subcontract, where Party B does not intend for extension of the subcontract, it shall notify Party A half a year in advance, and Party A shall unconditionally withdraw the land and give such back to farmers’ cultivation thereupon.

4. Party B may at its own discretion decide to transfer to its affiliates any of its rights and obligations under the Agreement, whereas affiliate hereof means any business enterprise with same shareholders as, or any business enterprise controlled by, or such controlling,  or having same actual controller as, Party B.

5. The land Party B subcontracts hereof is the Non-Polluting Agricultural Production Base accredited by Party A, and shall be compliant with relevant national requirements on planting and production practice on non-polluting agricultural production bases, and carry out production management in accordance with stipulations of Party A on the operation and handling of non-polluting agricultural products. All agricultural inputs prohibited by state regulations and all highly toxic inputs are forbidden, and Party B shall remain under the selective tests and checking of agricultural residual elements to be carried out by agricultural and other authorities, shall bear liabilities for the results of checking and tests, and may not fabricate facts on the area, output or production scale of the base, or falsify vegetables turned out at other production bases to be a products of local base.

VI. Breach of contract
1. During the subcontract period, either Party when breaching the Agreement shall bear all and full liabilities for the losses caused to the other Party.

VII. Governance
Where there is any dispute arising out of the Agreement, such shall be governed by Xiamen Arbitration Commission.

VIII. Miscellaneous
1. The Agreement comes to effect the day all Parties affix their chops and signatures of respective representatives and complete the land handover procedures.

2. The Agreement is made in quintuplicate, Party A and Party B keeping two copies each, and the Witness keeping one copy.

3. Post address of Party A: 69 Madou Lane, Mingxi Village, Wuxian Town, Tong’an District, Xiamen City. The bank of deposit: Xiamen Agricultural Cooperative United Society Wuxian Credit Union. Full name of unit: Xiamen Sanxiushan Vegetable Professional Cooperative. A/C No: 9020217010010000024041.

Post address of Party B: 4/F, Xuan Yue Building, Chuangyeyuan, Torchlight Hi-Tech Park, Xiamen City.

In case of any change to the address of either Party, the changing Party shall notify the other in written form, otherwise shall bear all legal consequences hence caused.

4. In principle all properties and assets belong to the investor.

5. Annexed are materials of accreditation on Non-Polluting Origin of Agricultural Products.

Party A: (Company Seal)	Party B: (Company Seal)
Representative: /s/ Guo Yongyuan	Representative: /s/ Li Hong

Witness: Tong’an District Zhuba Overseas Chinese Farm New Village Administration Zone, Xiamen City

Date: Jun 30th, 2009